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                                                                   EXHIBIT 3.1oo


                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                     FILED 12:05 PM 07/12/1995
                                                        950155439 - 2523836

                          CERTIFICATE OF DOMESTICATION

                                       OF

                        UNIROYAL CHEMICAL COMPANY LIMITED
                        ---------------------------------

                     Pursuant to Section 388 of the General
                    Corporation Law of the State of Delaware
                    ----------------------------------------

        Uniroyal Chemical Company Limited (the "Corporation"), a corporation organized and existing under the laws of the Commonwealth of the Bahamas does hereby certify as follows:

        FIRST: The Corporation was first formed on the 27th day of May, 1991, in the Commonwealth of the Bahamas;

        SECOND: The name of the Corporation immediately prior to the filing of this Certificate of Domestication was Uniroyal Chemical Company Limited;

        THIRD: The name of the Corporation under which it is filing a Certificate of Incorporation is Uniroyal Chemical Company Limited;

        FOURTH: The principal place of business of the Corporation immediately prior to the filing of this Certificate of Domestication was the Commonwealth of the Bahamas; and

        FIFTH: A Certificate of Incorporation of Uniroyal Chemical Company Limited is being filed contemporaneously with this Certificate of Domestication.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Domestication to be signed by Ira J. Krakower, its Vice President and Secretary, who is authorized to sign this Certificate of Domestication on behalf of the Corporation, this 11th day of July, 1995.

                                              UNIROYAL CHEMICAL COMPANY LIMITED

                                              By: Ira J. Krakower
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